EXHIBIT 6.8
                            NORTHERN SECURITIES INC.
                                 150 York Street
                                   Suite 1814
                                Toronto, Ontario
                                     M5H 3S5

February 25, 2000

Energy Ventures Inc.
45 Fairmeadow Avenue
Toronto, Ontario
M2P 1W8

Attention: Wayne Hartford, President and CEO

Dear Sirs:

Re:        Proposed Financing Programme

Northern Securities Inc. ("NSI") hereby agrees to act as exclusive agent for Energy Ventures Inc. ("EVI") in connection with a proposed two stage, best efforts offering of debentures and warrants (the "Stage 1 Offering") to be created and issued by EVI pursuant to the following terms and conditions set out in the term sheet attached Schedule A which is incorporated herein by reference and of special warrants (the "Stage 2 Offering") to be created and issued by EVI pursuant to the following terms and conditions set out in the term sheet attached Schedule B which is incorporated herein by reference. Each of the Stage 1 and Stage 2 Offerings are collectively referred to as the Financing.

General Agency Terms:     NSI's  right to act as the  EVI's  exclusive  agent in
                          respect of the Stage 2 Offering shall be contingent upon completion of the Stage 1 Offering.

Selling Jurisdictions:    The Provinces of British  Columbia,  Alberta,  Ontario
                          and other  Provinces of Canada  designated by NSI (the
                          "Qualifying Jurisdictions") offshore and in the United
                          States pursuant to Rule 144A or other available exemptions from registration and elsewhere where the Stage 1 and Stage 2 Offerings may be lawfully made without the legal requirement to prepare and file a prospectus, registration or similar offering document.

Exclusive Right:          NSI is  granted  the right of first  refusal to act as
                          lead or  co-lead  manager  of any  public  or  private
                          offering  of  securities  in  Canada  and  to act as a
                          managing   underwriter   (with   a   minimum   of  50%
                          participation) in any public or private offering of securities by EVI for a period of two (2) years from the date of completion of the Stage 2 Offering.

                          NSI is also granted the right of first refusal to act as financial advisor in connection with any merger or acquisition involving EVI for a period of two (2) years from the date of completion of the Stage 2 Offering.

Currency:                 All amounts are in Canadian dollars.

Indemnity:                The  indemnity   appended  as  Schedule  C  hereto  is
                          incorporated herein by reference and forms a part of this Agreement. The provisions of Schedule C shall survive completion of the Offerings and shall continue in full force and effect of the benefit of NSI.

Agency Agreement:         NSI and EVI shall prior to the  completion  of each of
                          the  Stage  1  Offering   and  the  Stage  2  Offering
                          negotiate,  in good faith,  an agency  agreement which
                          shall  incorporate the terms and conditions hereof and
                          contain such  additional  representations,  warranties
                          and  covenants  and   indemnities   and   contribution
                          provision and conditions customary for transactions of this nature.

If the foregoing accurately reflects your understanding of the terms of the Offering, please execute this letter where indicated below and return a copy (personally, by facsimile or by courier) to Northern Securities Inc., Suite
1814, 150 York Street, Toronto, Ontario, M5H 3S5, Attention: Vic Alboini, facsimile number: (416) 214-9554 prior to 5:00 p.m on February 25, 2000, whereupon this letter shall become a binding agreement between us.

Yours very truly,

Northern Securities Inc.

Per:     ____________________________
         Vic Alboini
         Chairman & Chief Executive Officer

The foregoing accurately reflect the terms of the transaction which we are to enter into and such terms are hereby agreed to.

ACCEPTED this 25th day of February, 2000.

Energy Ventures Inc.

Per:     ____________________________
         Wayne Hartford
         President & Chief Executive Officer

                                   SCHEDULE A

                         TERM SHEET FOR STAGE 1 OFFERING

Issuer:                   Energy Ventures Inc.

Size of Offering:         $750,000

Purchased Securities:     $750,000 principal amount of 10% unsecured  debentures
                          (the Debentures due on the date (the "Maturity  Date")
                          which  is 6 months  following  the  Debenture  Closing
                          Date.  The  Maturity  Date  of  any  Debenture  may be
                          accelerated at the option of the holder to the date of
                          closing  any  new   offering   of  equity   securities
                          completed prior to the Maturity Date, including, without limitation, the Stage 2 Offering.

Closing: As agreed between NSI and EVI but not later than 60 days following the date hereof failing which either party may terminate this engagement.

Interest:                 Interest  on the  Debentures  shall be due and payable
                          upon the Maturity Date. NSI shall withhold and hold in
                          escrow  the  sum  of  $37,500,   being  equivalent  to
                          interest on the above debentures to the Maturity Date,
                          and shall pay out such amount without  interest to the
                          holders  of  the   Debentures   as  their   respective
                          interests may appear on the Maturity Date.

Warrants:                 Purchasers of the Debentures  will also receive common
                          share purchase warrants ("Warrants") on the basis of 1
                          Warrant for each $1.00 principal amount of debentures purchased. Each Warrant will entitle the holder to purchase 1 common share at $2.00 at any time up to the close of business on the date which is the third anniversary date of the Debenture Closing Date.

Price:                    100%

Agent: Northern Securities Inc. NSI shall have the right to include other investment dealers in the selling group at NSI's discretion.

Description of Agency:    NSI  will act as EVI's  exclusive  agent to offer  the
                          Debentures    and    Warrants     (collectively    the
                          "Securities") on a best efforts private placement basis. NSI is not obliged under any circumstances to purchase any Common Shares but may choose to do so in its sole discretion.

Due Diligence:            Prior to the Debenture  Closing Date,  EVI shall allow
                          NSI and their representatives to conduct all due diligence investigations which NSI may reasonably require to fulfil their obligations as agents.

Conditions to NSI's
Obligations:              NSI's  obligations  to EVI hereunder  are  conditional
                          upon usual market outs and upon NSI being satisfied with its due diligence review.

Use of Proceeds:          Research and  Development,  recruitment  of additional
                          technical staff and working capital.

NSI's Fees:               (i) 8.0% of gross  proceeds  of the  Stage 1  Offering
                          (the Commission); (ii) a $20,000 non-refundable work fee upon execution of this engagement which shall be credited against the commission payable on the closing date of the Stage 2 Offering; (iii) a $5,000 fee for acting as escrow agent for interest as provided above payable on the Debenture Closing Date; and (iv) a $4,000 expense allowance payable upon the Debenture
                          Closing Date.

Compensation Option:      NSI shall also receive  75,000  compensation  warrants
                          entitling each compensation option entitling NSI to purchase one Common Share at $2.00 at any time prior to the date that is two years from the Debenture
                          Closing Date.

Costs and Expenses:       Whether  or not the  Stage 1  Offering  is  completed,
                          offering  costs and  expenses  are to be borne by EVI,
                          including  the   reasonable   costs  of  NSI  and  its
                          designated   legal  counsel  (not  to  exceed  $20,000
                          exclusive of GST and disbursements), all payable on the Debenture Closing Date. If the Stage 1 Offering is not completed within 60 days from the date hereof, NSI's expenses to be borne by EVI will not exceed
                          $5,000 including GST.

Pledge of Asset Coverage: The principal  shareholder  of the  Corporation  shall pledge with NSI Common Shares of EVI, with a market value of $2,250,000, by way of non-recourse guarantee for the due performance of the Corporation's obligations under the Debentures.

                                   SCHEDULE B

                         TERM SHEET FOR STAGE 2 OFFERING

Size of Offering:        Minimum $6 million
                         Maximum $10 million or such greater amount as is agreed

Purchased Securities:     Special  Warrants  ("Special  Warrants").  Subject  to
                          adjustment in certain events, each Special Warrant shall be exercisable, for no additional consideration, to acquire one common share ("Common Share") of the Corporation.

Price:                    In the context of the market.

Agent: Northern Securities Inc. NSI shall have the right to include other investment dealers in the selling group at NSI's discretion.

Closing Date:             On or before the date  which is six  months  after the
                          Debenture Closing Date or such other date as NSI and EVI may agree (the "Equity Closing Date").

Description of Agency:    NSI will act as EVI's  exclusive  agent to offer up to
                          $10,000,000 Special Warrants on a best efforts private
                          placement   basis.   NSI  is  not  obliged  under  any
                          circumstances to purchase any Special Warrants but may choose to do so in its sole discretion. In the event
                          NSI does not provide evidence of firm commitments by investors to purchase at least $750,000 of Special
                          Warrants on or before the date which is four months from the Debenture Closing Date, EVI will have the option to seek alternate financing through another agent or investment dealer.

Due Diligence:            Prior to the  Equity  Closing  Date  and  prior to the
                          filing of the (final) prospectus qualifying the Common
                          Shares  issuable on exercise of the Special  Warrants,
                          the    Corporation    shall    allow   NSI   and   its
                          representatives   to   conduct   all   due   diligence
                          investigations  which NSI may  reasonably  require  to
                          fulfil  its  obligations  as agent and to  responsibly
                          execute  the   certificate   required  of  it  in  the
                          preliminary prospectus and the (final) prospectus.

Conditions to NSI's
Obligations:              NSI's  obligations  to EVI hereunder  are  conditional
                          upon usual market outs and upon NSI being satisfied with its due diligence review.

Use of Proceeds:          Research  and   Development   and  to  fund  strategic
                          alliances.

NSI's Fees:               (i)  8.0%  of  gross  proceeds  of the  Offering  (the
                          "Commission"); (ii) a non-refundable work fee of $25,000 to be paid upon completion of the Stage 1
                          Offering which will be credited against the Commission payable on the Equity Closing Date; and (iii) an expense allowance of $8,000 payable on the Equity
                          Closing Date.

Compensation Option:      NSI shall receive  compensation  warrants entitling it
                          to acquire such number of compensation options as is equal to 10.0% of the number of Common Shares issuable on the exercise of the Special Warrants purchased pursuant to the Stage 2 Offering. Each compensation option shall entitle NSI to purchase one Common Share at a price equal to the issue price of the Special
                          Warrants at any time prior to 5:00 p.m. (Toronto time) on the third anniversary of the Equity Closing Date.
                          The compensation warrants will be exercisable on the same basis as the Special Warrants described above and the compensation options issuable on exercise of the compensation warrants will be qualified pursuant to the Final Prospectus (to the extent permitted under applicable securities laws), and will be subject to customary anti-dilution protection. In exercising the compensation options (whether in whole or in part), NSI may, at its sole discretion, in lieu of satisfying the exercise price in cash, elect to receive that number of Common Shares of the Corporation equal to the quotient of:

                          X (FMV - $Y)
                          ------------
                               FMV

                          Where,

                          X    =    the  number of  compensation  options  to be
                                    exercised;

                          Y    =    the  exercise  price  of  the   compensation
                                    options; and

                          FMV  =    the  closing  price of the Common  Shares on
                                    the principal stock exchange or quotation system on which the Common Shares are then listed or quoted for trading on the trading day immediately prior to such election by NSI.

Costs and  Expenses:      Whether  or not the  Stage 2  Offering  is  completed,
                          offering  costs and  expenses  are to be borne by EVI,
                          including  the   reasonable   costs  of  NSI  and  its
                          designated   legal  counsel  (not  to  exceed  $35,000
                          exclusive of GST and disbursements), all payable on the Equity Closing Date. If the Stage 2 Offering is not completed within 120 days from the date of completion of the Stage 1 Offereing, NSI's expenses to be borne by EVI will not exceed $10,000 including GST.

Exercise and
Prospectus Conditions:    (A) The Special  Warrants  shall be exercisable by the
                          holders thereof at any time and will be  automatically
                          exercised at 5:00 p.m.  (Toronto  time) on the earlier
                          of the  following  dates  (such  date being the Expiry
                          Date):  (i) the fifth  business day after a receipt is
                          issued  by  the  last  of  the   relevant   securities
                          regulatory authorities in the Qualifying Jurisdictions
                          (the Securities Regulators) for a (final) prospectus qualifying the Common Shares issuable on the exercise of the Special Warrants; and (ii) one year after the Equity Closing Date.

                          (B) The Corporation shall also use its best efforts to
                          (i) file a preliminary prospectus with the Securities Regulators qualifying the issuance of the Common Shares upon the exercise of the Special Warrants forthwith after the Closing Date; (ii) promptly resolve all comments received or deficiencies raised by the Securities Regulators; and (iii) file and obtain receipts from the Securities Regulators for the (final) prospectus (the Final Prospectus) in the Qualifying Jurisdictions as soon as possible after such regulatory comments deficiencies have been resolved and in any event prior to the date that is 120 days following the Closing Date (the "Qualification Deadline"). Should the Corporation fail to do so, its obligations shall continue in effect until the Expiry Date.

Obligation to List:       EVI shall, if so required by NSI at NSI's sole option,
                          apply  for the  listing  of its  Common  Shares on the
                          Canadian  Venture  Exchange in order that such listing
                          will be completed concurrently with obtaining receipts
                          from  the   Securities   Regulators   for  the   Final
                          Prospectus.

Offering Memorandum:      EVI shall prepare an Offering Memorandum at NSI's sole
                          option.

                                   SCHEDULE C

         STANDARD INDEMNIFICATION AGREEMENT FOR NORTHERN SECURITIES INC.

In consideration of providing professional services pursuant to the engagement to advise and assist Energy Ventures Inc. ("EVI"), EVI agrees to indemnify and hold harmless Northern Securities Inc. ("NSI") and its affiliates, and the respective directors, officers, employees, partners, agents and shareholders of NSI (each such person or company being herein referred to herein as an "Indemnified Person"), to the full extent lawful, from and against all losses, claims, damages, liabilities, obligations or expenses (collectively, the indemnifiable Loss) incurred by each Indemnified Person related to or arising out of any activities performed or role assumes in connection with the Agreement whether performed before or after the execution of the Agreement to which this Indemnity is a Schedule.

EVI will reimburse monthly each Indemnified Person for all expenses reasonably incurred by or on behalf of such Indemnified Person in connection with investigating, preparing or defending any action or claim relating to or in connection with the Agreement or which may result in an Indemnifiable Loss to a maximum of $5,000 in the case of each such Indemnified Person to a maximum of 10 persons, including payment to NSI at the applicable standard per diem rate for time expended by a director, officer, employee partner or agent of NSI or any affiliate attending at or participating in such investigation, preparation or defence, provided that the Indemnified Person shall make prompt repayment to EVI of all amounts so paid to it for which a court of competent jurisdiction is a final judgment determines that Indemnified Person is not entitled to indemnification pursuant to the provisions hereof.

EVI will not be responsible for any Indemnified Loss of any Indemnified Person which is, and no Indemnified Person shall have any liability (direct, indirect, in contract, in tort or otherwise) to EVI except, for damages, liabilities, obligations or expenses incurred by or on behalf of EVI which are determined by a final judgment of a court of competent jurisdiction to have resulted from actions taken or not taken by such Indemnified Person dishonestly, illegally, in bad faith or through negligence or wilful misconduct.

NSI agrees to notify EVI promptly of the assertion of any claim or the commencement of any investigation or proceeding relating to the performance of the Agreement in respect of which indemnification may be sought hereunder provided that the failure by NSI to do so shall not relieve EVI from its obligations or liabilities hereunder, except to the extent that such failure has materially and adversely affected EVI's ability to reduce the amount of the Indemnified Loss. NSI shall, and shall use its reasonable efforts to cause other relevant Indemnified Parties to, cooperate with EVI in responding to any such investigation or defending any such proceeding.

Upon the assertion of any claim against or the commencement of any investigation or proceeding involving any Indemnified Person EVI may, and shall if reasonably requested by an Indemnified Person, participate in such action, investigation or proceeding and assume the defence of any proceeding in respect of which indemnification may be sought hereunder, including the employment of counsel of EVI's selection who are satisfactory to the Agents, acting reasonably, the fees and disbursements of which counsel shall be paid by EVI. Upon such assumption, NSI shall provide such assistance and documentation relating to the investigation or proceeding as EVI may reasonably request and, except as provided below, EVI shall not be liable for the fees and disbursements of counsel retained by any Indemnified Person in connection with such investigation or proceeding. In any investigation or proceeding the defence of which EVI has assumed, any Indemnified Person shall have the right to participate and to retain its own counsel, the fees and disbursements of which shall be paid by such Indemnified Person unless (i)EVI and the Indemnified Person have agreed in writing to the retention of such counsel; or (ii) both EVI and the Indemnified Person are subject to the investigation or are parties to the proceeding and the representation of both by the same counsel would be inappropriate due to, or could give rise to, actual or potential differing or conflicting interests between them.

EVI shall not be responsible for any settlement of any proceeding effected without its prior written consent, but shall indemnify each Indemnified Person from and against any Indemnified Loss incurred by reason of any settlement made with its consent or any final judgment in favour of the plaintiff. EVI will not, without the prior written consent of NSI (not to be unreasonably withheld), settle, compromise or consent to any judgment or decision in any proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such proceeding.

If for any reason (other than a determination based on dishonesty, illegality, bad faith, negligence or wilful misconduct as contemplated herein) the indemnification provided hereby is unavailable to an Indemnified Person or is insufficient to hold an Indemnified Person harmless, EVI shall contribute to the Indemnified Loss incurred by the Indemnified Person in a proportion appropriate to reflect not only the relative benefits received by EVI on the one hand and all Indemnified Persons on the other hand, but also the relative degrees of fault of EVI and of all Indemnified Persons and any other equitable considerations, provided that EVI shall in any event contribute to the amount paid or payable by any Indemnified Person as a result of an Indemnified Loss any excess of such amount over the amount of the fees actually received by NSI and all affiliates pursuant to the Agreement.

In connection with or as a result of the Agreement, NSI or any affiliate may also be engaged to act for EVI in one or more additional capacities, and the terms of the Agreement or any such additional engagement may be contained in one or more separate written agreements and may be modified from time to time by agreement of the parties. This indemnity shall apply to the Agreements, to any such additional engagement and to any modification of the terms of any of them and shall remain in full force and effect following the completion or termination of any or all of them. This indemnity shall be binding on and endure to the benefit of EVI and each Indemnified Person and the respective successors, assigns, heirs and personal representatives of each of them, and to the extent necessary or appropriate may be enforced by NSI as trustee for any other Indemnified Person. This indemnity shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.

Notwithstanding any other provision in this indemnity, no Indemnified Person can rely on the indemnity if the Indemnified Person has acted dishonestly, illegally, in bad faith, negligently, or by wilful misconduct.